CONSENT OF EXPERTS

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57267, 333-57915, 333-60737, 333-64653, 333-68555, 333-81121, 333-47848 and 333-103496) of Moody’s Corporation (formerly known as The Dun & Bradstreet Corporation) of our report dated March 2, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
March 7, 2005

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